UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2013

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HARVARD BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33957	04-3306140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (508) 893-8999

_______________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02 (e)                     On November 18, 2013, Harvard Bioscience, Inc. ("Harvard Bioscience") granted the inducement stock option grants it was obligated to grant to its recently hired executive officers as follows:

•	Jeffrey A. Duchemin - Chief Executive Officer – 500,000 options
•	Robert E. Gagnon - Chief Financial Officer – 150,000 options
•	Yong Sun - Vice President Strategic Marketing and Business Development – 100,000 options
•	Yoav Sibony - Vice President of Global Sales - 50,000 options

As previously agreed upon between Harvard Bioscience and each executive in connection with the respective hiring, the options were granted on the eleventh trading day after the distribution date with respect to Harvard Bioscience’s spin-off of Harvard Apparatus Regenerative Technology, Inc.   The options each have an exercise price of $4.31 per share, which is based on the volume weighted average price of Harvard Bioscience’s common stock over the ten (10) trading day period preceding the date of grant.   The options granted to Mr. Duchemin, our new CEO, fully vest three years from the date of grant, while the options granted to the other executives each vest in four equal annual installments over four years after the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.
(Registrant)

November 18, 2013	/s/ ROBERT E. GAGNON
(Date)	Robert E. Gagnon
Chief Financial Officer